Exhibit 11.	Metro Bancorp, Inc.
Computation of Net Income Per Common Share

For the Quarter Ended June 30, 2013
	Income	Shares	Per Share Amount
Basic Earnings Per Common Share:
Net income	$4,048,000
Preferred stock dividends	(20,000)
Income available to common stockholders	4,028,000	14,136,736	$0.28
Effect of Dilutive Securities:
Stock options		106,042
Diluted Earnings Per Common Share:
Income available to common stockholders plus assumed conversions	$4,028,000	14,242,778	$0.28
For the Quarter Ended June 30, 2012
	Income	Shares	Per Share Amount
Basic Earnings Per Common Share:
Net income	$2,762,000
Preferred stock dividends	(20,000)
Income available to common stockholders	2,742,000	14,127,500	$0.19
Effect of Dilutive Securities:
Stock options		—
Diluted Earnings Per Common Share:
Income available to common stockholders plus assumed conversions	$2,742,000	14,127,500	$0.19
For the Six Months Ended June 30, 2013
	Income	Shares	Per Share Amount
Basic Earnings Per Common Share:
Net income	$7,693,000
Preferred stock dividends	(40,000)
Income available to common stockholders	7,653,000	14,134,341	$0.54
Effect of Dilutive Securities:
Stock options		66,181
Diluted Earnings Per Common Share:
Income available to common stockholders plus assumed conversions	$7,653,000	14,200,522	$0.54
For the Six Months Ended June 30, 2012
	Income	Shares	Per Share Amount
Basic Earnings Per Common Share:
Net income	$5,446,000
Preferred stock dividends	(40,000)
Income available to common stockholders	5,406,000	14,126,800	$0.38
Effect of Dilutive Securities:
Stock options		—
Diluted Earnings Per Common Share:
Income available to common stockholders plus assumed conversions	$5,406,000	14,126,800	$0.38